UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2018

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07Submission of Matters to a Vote of Security Holders

C&F Financial Corporation (the Corporation) held its Annual Meeting of Shareholders on April 17, 2018. A quorum of shareholders was present, consisting of a total of 3,055,850 shares. Matters voted upon were (1) the election of three Class I directors to serve until the 2021 Annual Meeting of Shareholders, (2) approval, in an advisory, non-binding vote, of the compensation of the Corporation’s named executive officers and (3) ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2018.

The three director nominees were elected and all other matters were approved by shareholders. The voting results with respect to each matter are set out below.

Election of Directors

Director	For	Withheld	Broker Non-Votes
Class I:
Larry G. Dillon	2,100,769	118,303	836,778
James H. Hudson III	1,484,409	734,663	836,778
C. Elis Olsson	2,135,629	83,443	836,778

	For	Against	Abstention	Broker Non-Votes
Approval of the Compensation of the Corporation’s Named Executive Officers	1,462,846	596,387	159,839	836,778

	For	Against	Abstention	Broker Non-Votes
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s Independent Registered Public Accountant	2,949,752	44,425	61,673	0

Item 8.01Other Events

On April 18, 2018, C&F Financial Corporation issued a news release announcing the Board of Directors’ reauthorization of the Corporation’s share repurchase program to purchase up to $5 million of the Corporation’s common stock through May 31, 2019.  A copy of the Corporation’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

99.1C&F Financial Corporation news release dated April 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
REGISTRANT

Date: April 18, 2018	By: /s/ Jason E. Long
Jason E. Long
Chief Financial Officer